Exhibit 5.1

March 21, 2017

Cannabics Pharmaceuticals Inc.

# 3 Bethesda Metro Center, Suite 700

Bethesda, MD 20814

RE:	Cannabics Pharmaceuticals Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted a counsel to Cannabics Pharmaceuticals Inc., a Nevada corporation, ("Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Act"). The Registration Statement includes a prospectus (the “Prospectus”), which provides that the Prospectus will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to:

(a)        the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulation promulgated under the Act, of: (i) common stock, $0.0001 par value, of the Company, (the "Common Stock"); (ii) preferred stock, $0.0001 par value, of the Company (the "Preferred Stock"); (iii) warrants to purchase Common Stock and warrants to purchase Preferred Stock (the "Warrants"); and (iv) units comprised of one or more of the other classes of securities described above in any combination (the "Units"), (the "Primary Offering Securities"), each on terms to be determined at the time of offering thereof and a form of each of which will be filed as an exhibit or Prospectus Supplement to the Registration Statement at such time, up to an aggregate offering price of the Primary Offering Securities of $80,000,000; and

(b)        the offer and sale from time to time by the selling stockholders of up to 7,966,444 shares of common stock of the Company, including 555,555 share of common stock issuable upon the exercise of outstanding warrants (the "Outstanding Warrants"), (the “Secondary Offering Shares”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Amended and Restated Certificate of Incorporation, (ii) the Company's By-laws, (iii) the Registration Statement, and (iv) such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies, and the authenticity of the originals of such documents.

Based on our examination mentioned above and subject to the qualifications stated herein, we are of the opinion that:

1.       With respect to the Primary Offering Securities, when (a) the Board of Directors of the Company has taken all necessary corporate action to authorize and approve the issuance, the terms, and the sale of the Primary Offering Securities, including the due reservation of any shares of Common Stock and/or Preferred Stock for issuance, (b) the Registration Statement and any required post-effective amendment thereto have all become effective, and the Prospectus and any and all Prospectus Supplements(s) required by applicable laws have been delivered and filed as required by such laws, and (c) the Company receives consideration for the Primary Offering Securities in a form legally valid and in an amount equal to or in excess of the par value of the applicable shares of Common Stock and/or Preferred Stock, then the applicable definitive purchase, subscription, or similar agreements approved by the Company will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and upon issuance such shares of Common Stock and/or Preferred Stock will be validly issued, fully paid, and non-assessable.

2.       With respect to the Secondary Offering Securities, the shares of common stock outstanding on the date hereof that are being registered for resale by the selling stockholders of the Company are validly issued, fully paid and non-assessable.

3.       The shares of common stock issuable upon the exercise of the Outstanding Warrants have been duly authorized. Upon the exercise of the Outstanding Warrants in accordance with their terms, the common stock issuable upon such exercise will be validly issued, fully-paid, and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ SRK Kronengold Law Offices